UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

SFX ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following was emailed on July 10, 2015, to employees of SFX Entertainment, Inc. (the “Company”) by the Company’s Chairman and Chief Executive Officer, Robert F.X. Sillerman:

•                  Last evening I had an update call with the Special Committee during which they asked for and I agreed to extend the go shop period for 2 more weeks. This in no way indicates any lessening on my commitment to complete this transaction; rather this is a way to make sure that any potential party has adequate time to evaluate our great company.

I appreciate your continued dedication and professionalism during this process, a process that thankfully will soon be over.

Sent from my iPad

Additional Information and Where to Find It

The Company plans to file a proxy statement for the solicitation of votes of the Company’s stockholders to approve the merger. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY DECISION REGARDING VOTING ON THE TRANSACTION.  These documents will be made available to Company stockholders at no expense to them and will also be available for free at the SEC’s website at www.sec.gov.  Additional copies may be obtained for free by contacting the Company at 646 561 6400.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction.  Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K, as amended, filed with the SEC.  Other information regarding potential participants in the proxy solicitation will be contained in the Company’s proxy statement filed in connection with the transaction.

Forward-looking Statements

This statement and the exhibits furnished or filed herewith may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the required stockholder approval may not be obtained; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the risk that Mr. Sillerman may not have sufficient funds to consummate the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.